ARCHER INVESTMENT SERIES TRUST

SECOND AMENDMENT TO THE MANAGEMENT SERVICES AGREEMENT

THIS AMENDMENT, dated as of the 1st day of September, 2019 to the Management Services Agreement, dated as of January 28, 2010 (the “Agreement”), is entered into by and between ARCHER INVESTMENT SERIES TRUST, an Ohio business trust (the “Trust”), and ARCHER INVESTMENT CORPORATION, an Indiana corporation (the “Advisor”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to modify the Exhibit to the Agreement to decrease the management fee for the Archer Balanced Fund and Archer Stock Fund; and

WHEREAS, the Agreement allows for an amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit of the Agreement is hereby superseded and replaced with the Amended Exhibit attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ARCHER INVESTMENT SERIES TRUST

ARCHER INVESTMENT CORPORATION

By: /s/ Troy C. Patton

By: /s/ Troy C. Patton

Troy C. Patton, Trustee

Troy C. Patton, President

Dated:

September 1, 2019

Dated: September 1, 2019

EXHIBIT TO THE MANAGEMENT SERVICES AGREEMENT

ARCHER INVESTMENT SERIES TRUST

Advisor Fee

Fund Name

Paid Monthly

Archer Balanced Fund

0.50%

Archer Income Fund

0.50%

Archer Stock Fund

0.50%

Archer Dividend Growth Fund

0.50%